UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

The registrant is filing this Current Report to disclose the registrant’s consolidated financial statements (including the notes thereto) for the year ended December 31, 2004, which will appear in the registrant’s 2004 Annual Report to Shareholders, and which will be incorporated by reference in the registrant’s annual report on Form 10-K for the year ended December 31, 2004. This financial information is presented with page numbering that conforms to the presentation of pages 63 through 100 of the registrant’s 2004 Annual Report to Shareholders. The registrant is disclosing its consolidated financial statements at this time to allow their incorporation by reference in offering circulars relating to the sale by The Northern Trust Company of up to an aggregate of Pounds Sterling 300 million of Senior and Subordinated Notes to European investors. The Northern Trust Company intends to use the proceeds of the Senior and Subordinated Notes for general corporate purposes, including to fund its previously announced acquisition of Baring Asset Management’s Financial Services Group Limited, in which the purchaser’s obligations are denominated in Pounds Sterling.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit 23	Consent of Independent Registered Public Accounting Firm

Exhibit 99	Consolidated financial statements for the year ended December 31, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION
(Registrant)

By:	/s/ Steven L. Fradkin
Steven L. Fradkin
Executive Vice President and Chief Financial Officer

Date: February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description of Item	Page No.

23	Consent of Independent Registered Public Accounting Firm	5

99	Consolidated financial statements for the year ended December 31, 2004	6

4